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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2023

ALARM.COM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-37461 (Commission File Number)	26-4247032 (IRS Employer Identification No.)

8281 Greensboro Drive Suite 100 Tysons, Virginia (Address of Principal Executive Offices)	22102 (Zip Code)
Registrant’s telephone number, including area code: (807) 389-4033

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2023, the Board of Directors of Alarm.com Holdings, Inc. (the “Company”) appointed the following executive officers of the Company to the offices set forth below opposite their respective names:

•	Daniel Kerzner – President, Platforms Business

•	Jeffrey Bedell – President, Ventures Business and Corporate Strategy

•	Daniel Ramos – Chief Legal and Compliance Officer; Senior Vice President, Corporate Operations

Stephen Trundle, who had previously been President and Chief Executive Officer, will remain as the Company’s Chief Executive Officer and a member of the Board of Directors. Mr. Kerzner has served as the Company’s Chief Product Officer since 2013. Mr. Bedell has served as the Company’s Chief Strategy and Innovation Officer since April 2013. Mr. Ramos has served at the Company’s Senior Vice President of Corporate Development since June 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alarm.com Holdings, Inc.

Date:	January 19, 2023	By:	/s/ Steve Valenzuela
Steve Valenzuela
Chief Financial Officer